UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K/A (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2011
Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois		60089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-215-6502

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A (this “Amendment”) is being filed to amend the current report on Form 8-K filed by Essex Rental Corp. (the “Company”) on June 17, 2011 (the “Original Filing”).  The Original Filing was filed to report the results of the matters submitted to a vote at the Company’s Annual Meeting of Stockholders held on June 16, 2011 (the “2011 Annual Meeting”), including the results of a non-binding stockholder advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers (“Say-on-Pay Votes”).  The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of future Say-on-Pay Votes.  Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Filing.  This Amendment should be read in conjunction with the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, more than a majority of shares voting at the 2011 Annual Meeting voted, on a non-binding advisory basis, in favor of holding future Say-on-Pay Votes annually.

In light of these voting results and other factors, the Company’s Board of Directors determined that the Company will hold future Say-on-Pay Votes on an annual basis until the next stockholder advisory vote on the frequency of future Say-on-Pay Votes is conducted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: September 19, 2011	By:	/s/ Martin A. Kroll
Name: Martin A. Kroll
Title: Chief Financial Officer